                                  EXHIBIT 11


ENVIRONMENTAL POWER CORPORATION
COMPUTATION OF EARNINGS PER SHARE
March 31, 1998

                                                                 INCOME                   SHARES                PER SHARE
                                                               (NUMERATOR)             (DENOMINATOR)             AMOUNTS
                                                          ------------------      --------------------      ---------------
THREE MONTHS ENDED MARCH 31, 1998:
----------------------------------
Income available to shareholders                          $          580,593                11,406,783      $           .05
Effect of dividends to preferred stockholders                         (1,250)
                                                          ------------------      --------------------      ---------------
Basic EPS - income available to common shareholders                  579,343                11,406,783                  .05
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                 16,827
                                                          ------------------      --------------------      ---------------
Diluted EPS - income available to common shareholders     $          579,343                11,423,610      $           .05
                                                          ==================      ====================      ===============

THREE MONTHS ENDED MARCH 31, 1997:
----------------------------------
Income available to shareholders                          $          311,430                11,076,783      $           .03
Effect of dividends to preferred stockholders                        (26,428)
                                                          ------------------      --------------------      ---------------
Basic EPS - income available to common shareholders                  285,002                11,076,783                  .03
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                144,208
                                                          ------------------      --------------------      ---------------
Diluted EPS - income available to common shareholders     $          285,002                11,220,991      $           .03
                                                          ==================      ====================      ===============